Exhibit 99
Best Buy Acquires GreatCall, A Leading
Connected Health Services Provider
Acquisition is in line with Best Buy 2020 strategy

Strengthens company’s position and growth opportunities in the fast-changing health space, with a focus on the growing needs of the aging population

Minneapolis, August 15, 2018 - Best Buy Co., Inc. (NYSE: BBY), a leading technology products and services provider, today announced that it has signed a definitive agreement to acquire GreatCall, Inc. for $800 million in cash.

GreatCall is a leading provider of connected health and personal emergency response services to the aging population, with more than 900,000 paying subscribers. It has an award-winning approach to customer care that helps older consumers stay independent longer, provides peace of mind to family caregivers and reduces health care costs. It offers an innovative combination of easy-to-use mobile products and connected devices tailored for aging consumers. In addition, GreatCall has a range of services, including a simple, one-touch connection to trained, U.S.-based agents who can connect the user to family caregivers, provide general concierge services, answer service-related questions and dispatch emergency personnel.

The acquisition is a manifestation of the Best Buy 2020 strategy to enrich lives through technology by addressing key human needs. It is specifically focused on addressing the growing needs of the aging population with the help of technology products, services and solutions. The health space is a large, growing market where technology can help in particular address the needs of aging consumers, their caregivers, payers and providers. Today, there are approximately 50 million Americans over age 65, a number that is expected to increase by more than 50 percent within the next 20 years.

Best Buy currently has a growing business selling health- and wellness-related products. It also has recently been investing in health-related initiatives focused on the aging population that have included the participation of several of the nation’s leading health care providers and insurers. The acquisition of GreatCall will augment Best Buy’s existing efforts in the health space, help bring compelling solutions to more customers, and help fuel Best Buy’s further growth in the consumer and commercial markets.

“Since the launch of GreatCall, we’ve focused on providing the very best technology and services to the aging population, giving them and their families the peace of mind that comes with the right technology and support to help keep them safe and improve their lives,” said David Inns, CEO of GreatCall. “We are excited to partner with Best Buy to serve the active aging population on a bigger scale. GreatCall is already a growing, profitable business with annual revenue in excess of $300 million. By joining forces, we can do even more for this population, combining our products, services and expertise with Best Buy’s customer focus and scale to meaningfully expand our reach.”

“We know technology can improve the quality of life of the aging population and those who care for them,” said Hubert Joly, chairman and CEO of Best Buy. “Now, we have a great opportunity to serve the needs of these customers by combining GreatCall’s expertise with Best Buy’s unique merchandising, marketing, sales and services capabilities. We look forward to working closely with David and his management team and are excited by the opportunities we have in the health space and the strengths we can bring to bear in this area, especially our experience with technology and serving customers in their home.”

GreatCall will maintain its San Diego headquarters, as well as its Care Centers in Carlsbad, California, and Reno, Nevada. Inns, who has been with GreatCall since its formation in 2006, will remain as CEO.

The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close by the end of Best Buy's fiscal 2019 third quarter. The company expects the impact of the acquisition on its non-GAAP* earnings to be neutral in fiscal 2019 and fiscal 2020 and accretive by fiscal 2021.

The acquisition is consistent with Best Buy’s long-term capital allocation strategy to first fund operations and investments in growth, including acquisitions, and then to return excess free cash flow over time to shareholders through dividends and share repurchases, while maintaining investment-grade credit metrics. The acquisition is not expected to impact Best Buy’s dividend strategy or its previously communicated plan to spend $1.5 billion on share repurchases during fiscal 2019.

As scheduled, Best Buy plans to release its fiscal 2019 second quarter financial results on Aug. 28, 2018, before the market opens.

Goldman Sachs & Co. LLC and Allen & Company LLC are serving as financial advisors to Best Buy, and Simpson Thacher & Bartlett LLP is serving as legal advisor to the company. Raymond James & Associates, Inc. is serving as financial advisor, and Kirkland & Ellis LLP is serving as legal advisor to the seller, private equity firm GTCR.

About Best Buy
We at Best Buy work hard every day to enrich the lives of consumers through technology, whether they come to us online, visit our stores or invite us into their homes. We do this by solving technology problems and addressing key human needs across a range of areas, including entertainment, productivity, communication, food preparation, security and health. Please visit us at bestbuy.com and follow @BestBuy.

About GreatCall
GreatCall is the leader in connected health for active aging. With health and safety solutions for older adults and their family caregivers, GreatCall’s innovative suite of easy-to-use mobile products and award-winning approach to customer care helps aging consumers live more independent lives. Products and services include: Lively Mobile, Jitterbug Flip, Jitterbug Smart, Lively Wearable, Lively Home and health, safety and wellness apps Urgent Care, GreatCall Link, MedCoach and 5Star Urgent Response Service. GreatCall’s products and services are sold nationwide at leading retailers, as well as direct to consumers at 1-800-296-4993 and online at GreatCall.com. GreatCall is headquartered in San Diego, CA. To learn more, please visit GreatCall.com.

*Non-GAAP earnings exclude the impact of purchase accounting and acquisition-related transaction costs.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements address the financial conditions, results of operations, business initiatives, growth plans, operational investments and prospects of the company. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “assume,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook,” and other words and terms of similar meaning. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Factors that could cause actual results to differ materially include the following: the conditions to the completion of the transaction may not be satisfied; closing of the transaction may not occur or may be delayed; Best Buy may not be able to achieve the anticipated benefits of the transaction; revenues following the transaction may be lower than expected; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, and suppliers) may be greater than expected; the company may assume unexpected risks and liabilities. Please refer to the company’s current SEC filings, including its most recent 10-K, for more information on these risks and uncertainties. Best Buy cautions that any forward-looking statements speak only as of the date they are made, and Best Buy assumes no obligation to update any forward-looking statement that it may make.

Investor Contact:	Media Contact:
Mollie O'Brien	Jeff Shelman
(612) 291-7735 or mollie.obrien@bestbuy.com	(612) 291-6114 or jeffrey.shelman@bestbuy.com

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